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                                                                Exhbit 11



                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

/R>





                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                -------------




We consent to the inclusion in this registration statement on Form N-1A (File No. 2-70831) of our report dated July 24, 1998, on our audit of the financial statements and financial highlights of the Reserve Institutional Trust. We also consent to the reference to our firm under the captions "Financial Highlights" and "Custodial Services and Independent Accountants".




                                            /S/ PRICEWATERHOUSECOOPERS LLP
                                                PricewaterhouseCoopers LLP


New York, New York
July 30, 1998